EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered



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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

                                                     WRITER'S DIRECT DIAL NUMBER
                                                             (202) 434-4660


September 15, 1998

Board of Directors
FSF Financial Corp.
201 Main Street South
Hutchinson, Minnesota 55350

         RE:      Registration Statement on Form S-8:
                  ----------------------------------
                  FSF Financial Corp. 1998 Stock Compensation Plan

Board Members:

         We have acted as special counsel to FSF Financial Corp., a Minnesota corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 300,000 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the FSF Financial Corp. 1998 Stock Compensation Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                            Sincerely,

                                            /s/ Malizia, Spidi, Sloane & Fisch

                                            Malizia, Spidi, Sloane & Fisch, P.C.